EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Cornerstone Income Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission in the Current Report on Form 8-K/A dated December 27, 2004 of Colonial Realty Limited Partnership.

     We also consent to the incorporation by reference of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Cornerstone Income Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission in the following registration statements and related prospectus of Colonial Realty Limited Partnership:

•	Form S-3 related to the Shelf Registration dated December 11, 1997 (File No. 333-42049)

•	Form S-3 related to the Shelf Registration dated May 16, 2003 (File No. 333-105329)

•	Form S-3 related to the Shelf Registration dated May 26, 2000 (File No. 333-37922).

/s/ Ernst & Young LLP

December 23, 2004
Richmond, Virginia